EXHIBIT 99.l


                                   EXHIBIT (l)
                           Letter of Investment Intent


                         SIT INVESTMENT ASSOCIATES, INC.

                           LETTER OF INVESTMENT INTENT

                                   Purchase of
                             Sit Mutual Funds, Inc.
                             Series G Common Shares
                            Sit Dividend Growth Fund




Sit Investment Associates, Inc. ("SIA") intends to purchase approximately on thousand (1,000) Series E Common Shares of Sit Mutual Funds, Inc. for $10 per share on or before December 31, 2003. SIA will hold said shares for investment purposes.



                                            SIT INVESTMENT ASSOCIATES, INC.

                                            By: /s/ Eugene C. Sit
                                                --------------------------------

                                            Its Chairman
                                                --------------------------------


                                            DATED:  December 15, 2003




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